Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Flotek Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value
	Equity	Preferred Stock, $0.0001 par value
	Other	Depositary Shares
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf (1)	-	Rule 457(o)	-	-		$200,000,000		.00015310	$30,620	(2)
	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	6,250,000	$14.60	(3)	$91,250,000	(3)	.00015310	$13,970.38	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$291,250,000			$44,590.38
	Total Fees Previously Paid									$0
	Total Fee Offsets									$9,270
	Net Fee Due									$35,320.38

(1)	The securities registered consist of $200,000,000 of an indeterminate number or amount of common stock, preferred stock, depositary shares, warrants, rights and units of Flotek Industries, Inc., as may be issued from time to time at indeterminate prices. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities”“ table above.
(2)	This registration statement includes unsold common stock, preferred stock, depositary shares, warrants, rights and units of Flotek Industries, Inc. (the “Unsold Securities”) with an aggregate offering price of $100,000,000 that were previously covered by registration statement file no. 333-264875 initially filed on May 11, 2022 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act of 1933, the registrant is offsetting the registration fee due under this registration statement by $9,270, which represents the registration fee previously paid with respect to $100,000,000 of unsold securities previously registered on the Prior Registration Statement.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low sales price of the Company’s common stock as reported on the New York Stock Exchange on July 7, 2025.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Flotek Industries, Inc.	S-3	333-264875	May 11, 2022		$9,270	(2)	-	Common stock, preferred stock, depositary shares, warrants, rights and units		$100,000,000
Fee Offset Sources	Flotek Industries, Inc.	S-3	333-264875		May 11, 2022							$9,270	(2)

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